                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements reflect adjustments to the historical consolidated balance sheets and statements of operations of Eclipsys and TSI to give effect to the Merger, using the pooling-of-interests method of accounting for business combinations, and to certain other acquisitions by Eclipsys and TSI as discussed below.

     The unaudited pro forma condensed combined statements of operations for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1998 assume the Merger was effected on January 1, 1995. Eclipsys' December 31 fiscal year end consolidated financial statements have been combined with TSI's September 30 fiscal year end consolidated financial statements. Eclipsys' unaudited consolidated financial statements for the nine months ended September 30 have been combined with TSI's unaudited consolidated financial statements for the nine months ended June 30.

     The unaudited pro forma combined condensed financial information of Eclipsys for the year ended December 31, 1997 and the nine months ended September 30, 1998 includes adjustments to give effect to:

        - the Alltel Acquisition
        - the SDK Acquisition
        - the Emtek Acquisition
        - the return by AIS to Eclipsys for cancellation of 11,000 shares of Redeemable Preferred Stock in return for extinguishing claims against AIS related to the Alltel Acquisition (the "AIS Settlement")
        - the MSA Buyout
        - the issuance of shares of Convertible Preferred Stock for total consideration of $9.0 million in February 1998 (the "1998 Preferred Stock Issuance") and the use of the proceeds therefrom to repay $9.0 million under the Term Loan
        - the scheduled repayment in April 1998 (the "SDK Partial Repayment") of $4.0 million of principal and accrued interest of the $7.6 million of SDK Notes
        - the January 1998 scheduled $2.0 million payment to AIS under the MSA
        - borrowings under the Revolver to fund the MSA Buyout and the Simione Investment
        - the conversion of Eclipsys' Convertible Preferred Stock in connection with the Eclipsys IPO
        - the Eclipsys IPO and the use of a portion of the proceeds therefrom to repay the outstanding balance under the Revolver and the remaining outstanding balance under the SDK Notes and to redeem the remaining Redeemable Preferred Stock with a face value of $34.5 million

     The unaudited pro forma condensed combined balance sheet at September 30, 1998 reflects the Eclipsys September 30, 1998 balance sheet combined with the TSI June 30, 1998 balance sheet, adjusted for the HealthVISION Acquisition and to conform to the Eclipsys financial presentation.

     Eclipsys acquired Alltel effective January 24, 1997 for an aggregate purchase price of $201.5 million, including liabilities assumed of $58.4 million and after giving effect to the cancellation of 4,500 shares of Redeemable Preferred Stock held by Alltel related to an October 1997 settlement of certain matters related to the acquisition. Consideration paid consisted of $104.8 million in cash, 15,500 shares of Redeemable Preferred Stock valued at approximately $10.3 million, 2,077,497 shares of Convertible Preferred Stock valued at approximately $26.1 million, deferred payments due under the MSA over four years valued at $9.5 million and transaction costs of approximately $2.0 million.

     Eclipsys acquired SDK effective June 26, 1997 for an aggregate purchase price of $16.5 million, including 499,997 shares of Eclipsys Voting Common Stock valued at approximately $3.2 million, $2.2 million in cash, the SDK Notes aggregating $7.6 million and assumed liabilities of approximately $3.5 million.

     Eclipsys acquired Emtek effective January 30, 1998 for an aggregate purchase price of approximately $11.7 million, including 1,000,000 shares of Eclipsys Voting Common Stock valued at $9.1 million and liabilities assumed of approximately $12.3 million. In addition, Motorola agreed to pay Eclipsys $9.6 million in cash for working capital purposes.

     The unaudited pro forma combined condensed financial information of TSI for the year ended September 30, 1997 and the nine months ended June 30, 1998 includes adjustments to give effect to the HealthVISION Acquisition. On December 3, 1998, TSI completed its acquisition of the remaining 80.5% of HealthVISION not already owned by TSI for cash in the amount of $25.6 million, plus an earn-out of up to $10.8 million if specified milestones are met. The acquisition will be accounted for under the purchase method of accounting, reflecting an estimated aggregate purchase price, including TSI's initial 1997 investment, of $40.7 million, which includes $6.4 million previously paid by TSI and $9.3 million of assumed liabilities, net of cash acquired. The results of operations of HealthVISION will be included in TSI's financial statements from the date of acquisition.

     The pro forma and pro forma combined adjustments are based upon available information and certain assumptions that Eclipsys and TSI believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements of Eclipsys, TSI, Alltel, SDK and HealthVISION and the respective notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations of Eclipsys" and the other financial information included herein. The unaudited pro forma combined condensed financial information is provided for information purposes only and does not purport to be indicative of the results which would have been obtained had the Merger been completed on the date indicated or which may be expected to occur in the future.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                 PRO FORMA   PRO FORMA
                                                    ECLIPSYS(1)    TSI(2)(3)    ADJUSTMENTS  COMBINED
                                                    -----------   -----------   -----------  ---------
                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
  Systems and services............................      $--           $27,386                  2$7,386
Costs and expenses:
  Cost of systems and services revenues...........       --             7,471                   7,471
  Marketing and sales.............................       --             3,967                   3,967
  Research and development........................       --             2,724                   2,724
  General and administrative......................       --             2,299                   2,299
  Depreciation and amortization...................       --             1,379                   1,379
                                                        ---           -------                   -----
          Total costs and expenses................       --            17,840                  17,840
                                                        ---           -------                   -----
Income from operations............................       --             9,546                   9,546
Interest income, net..............................       --              (429)                   (429)
                                                        ---           -------                   -----
  Income before income tax provision..............       --             9,975                   9,975
Income tax provision..............................       --            (4,349)                 (4,349)
                                                        ---           -------                   -----
Net income........................................       --             5,626                   5,626
Net income available to common stockholders.......      $--           $ 5,626                   $5,626
                                                        ===           =======                   =====
Net income available to common stockholders per
  share:
  Basic...........................................      $--           $  0.19                   $0.36
  Diluted.........................................      $--           $  0.19                   $0.36
Weighted average common shares outstanding:
  Basic...........................................       --            30,060                  15,781(4)
  Diluted.........................................       --            30,060                  15,781(4)

---------------

(1) Eclipsys was formed in December 1995 and commenced operations in 1996. Accordingly, the Unaudited Pro Forma Condensed Combined Statement of Operations only reflects the operating results of TSI.

(2) Reflects the operations of TSI for the fiscal year ended September 30, 1995.

(3) The statement of operations data for TSI reflects the reclassification of certain costs and expenses, principally depreciation and amortization, to conform to the presentation of Eclipsys' consolidated statement of operations.

(4) Gives effect to the conversion in the Merger of TSI common share equivalents into Eclipsys common share equivalents based on the 0.525 Exchange Ratio.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                            PRO FORMA    PRO FORMA
                                                  ECLIPSYS     TSI(1)      ADJUSTMENTS   COMBINED
                                                  --------   -----------   -----------   ---------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
     Systems and services.......................  $    --        $34,269                  $34,269
Costs and expenses:
     Cost of systems and services revenues......       --          9,313                    9,313
     Marketing and sales........................      770          4,424                    5,194
     Research and development...................    1,704          3,192                    4,896
     General and administrative.................      603          2,315                    2,918
     Compensation charge........................       --          3,024                    3,024
     Depreciation and amortization..............       32          1,443                    1,475
                                                  -------        -------                  -------
          Total costs and expenses..............    3,109         23,711                   26,820
                                                  -------        -------                  -------
Income (loss) from operations...................   (3,109)        10,558                    7,449
Interest expense (income), net..................     (156)           (53)                    (209)
                                                  -------        -------                  -------
     Income (loss) before income tax
       provision................................   (2,953)        10,611                    7,658
Income tax provision............................       --         (4,324)                  (4,324)
                                                  -------        -------                  -------
Income (loss) before extraordinary item.........   (2,953)         6,287                    3,334
Extraordinary item:
     Loss on early extinguishment of debt, net
       of taxes.................................       --         (2,149)                  (2,149)
                                                  -------        -------                  -------
Net income (loss)...............................   (2,953)         4,138                    1,185
Dividends on Series A non-voting preferred
  stock.........................................       --           (593)                    (593)
                                                  -------        -------                  -------
Income (loss) available to common
  stockholders..................................  $(2,953)       $ 3,545                  $   592
                                                  =======        =======                  =======
Income (loss) before extraordinary item
  available to common stockholders per share(2):
     Basic......................................  $ (0.98)       $  0.43                  $  0.28
     Diluted....................................  $ (0.98)       $  0.35                  $  0.24
Net income (loss) per common share:
     Basic......................................  $ (0.98)       $  0.27                  $  0.06
     Diluted....................................  $ (0.98)       $  0.22                  $  0.05
Weighted average common shares outstanding:
     Basic......................................    3,022         13,214                    9,959(3)
     Diluted....................................    3,022         16,137                   11,494(3)

---------------
(1) Represents the historical results of operations of TSI for the fiscal year ended September 30, 1996 and reflects the reclassification of certain costs and expenses, principally depreciation and amortization, to conform to the presentation of Eclipsys' consolidated statement of operations.

(2) TSI and Pro Forma Combined information represents income before extraordinary item after reflecting accretion of $593,000 of dividends on TSI non-voting preferred stock.

(3) Gives effect to the conversion in the Merger of TSI common share equivalents into Eclipsys common share equivalents based on the 0.525 Exchange Ratio.

  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                   ECLIPSYS
                                     ---------------------------------------------------------------------
                                                                                  ACQUISITION
                                                                                   AND OTHER     ECLIPSYS
                                      ECLIPSYS    ALLTEL(1)   SDK(2)   EMTEK(3)   ADJUSTMENTS    PRO FORMA     TSI(4)
                                     ----------   ---------   ------   --------   -----------    ---------    --------
                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
  Systems and services.............   $  89,722    $ 6,064    $3,037   $14,274                   $113,097     $44,565
  Hardware.........................       4,355        122      486      8,464                     13,427          --
                                      ---------    -------    ------   --------                  --------     -------
        Total revenues.............      94,077      6,186    3,523     22,738                    126,524      44,565
                                      ---------    -------    ------   --------                  --------     -------
Costs and expenses:
  Cost of systems and services
    revenues.......................      77,083      4,277    2,193     11,459      $   341(7)     95,353      11,834
  Cost of hardware revenues........       2,953        104      340      7,394                     10,791          --
  Marketing and sales..............      13,662        660      336      6,235                     20,893       6,805
  Research and development.........      15,714        794       --     12,804                     29,312       3,725
  General and administrative.......       5,672        621      992      6,671                     13,956       3,829
  Depreciation and amortization....       9,710        568       --        904          703(7)     11,885       1,632
  Write off of in-process research
    and development(9).............      99,189         --       --         --      (99,189)           --       6,293
                                      ---------    -------    ------   --------                  --------     -------
        Total costs and expenses...     223,983      7,024    3,861     45,467                    182,190      34,118
                                      ---------    -------    ------   --------                  --------     -------
Income (loss) from operations......    (129,906)      (838)    (338)   (22,729)                   (55,666)     10,447
Interest expense (income), net.....       1,154        379      (19)        --       (1,683)(10)     (169)     (2,501)
Foreign currency transaction
  loss.............................          --         --       --         --                         --          --
                                      ---------    -------    ------   --------                  --------     -------
                                       (131,060)    (1,217)    (319)   (22,729)                   (55,497)     12,948
Income tax benefit (provision).....          --        437       --         --         (437)(12)       --      (7,629)
                                      ---------    -------    ------   --------                  --------     -------
Net income (loss)(14)..............    (131,060)      (780)    (319)   (22,729)                   (55,497)      5,319
Dividends and accretion on
  mandatorily redeemable preferred
  stock............................      (5,850)        --       --         --        5,850 (15)       --          --
Preferred stock conversion(17).....      (3,105)        --       --         --                     (3,105)         --
                                      ---------    -------    ------   --------                  --------     -------
Net income (loss) available to
  common
  stockholders.....................   $(140,015)   $  (780)   $(319)   $(22,729)                 $(58,602)    $ 5,319
                                      =========    =======    ======   ========                  ========     =======
Net income (loss) available to
  common stockholders per share:
  Basic............................   $  (39.73)                                                 $  (2.98)    $  0.31
  Diluted..........................   $  (39.73)                                                 $  (2.98)    $  0.27
Weighted average common shares
  outstanding:
  Basic............................       3,524                                                    19,638      17,435
  Diluted..........................       3,524                                                    19,638      19,977


                                      HEALTH-     PRO FORMA       PRO FORMA
                                     VISION(5)   ADJUSTMENTS      COMBINED
                                     ---------   -----------      ---------
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
  Systems and services.............  $  8,607      $ (500)(6)     $165,769
  Hardware.........................       547                       13,974
                                     --------                     --------
        Total revenues.............     9,154                      179,743
                                     --------                     --------
Costs and expenses:
  Cost of systems and services
    revenues.......................     4,814      10,990 (8)      122,991
  Cost of hardware revenues........       398                       11,189
  Marketing and sales..............     4,498                       32,196
  Research and development.........     6,189          (5)(6)       39,221
  General and administrative.......     1,907                       19,692
  Depreciation and amortization....     1,612                       15,129
  Write off of in-process research
    and development(9).............        --                        6,293
                                     --------                     --------
        Total costs and expenses...    19,418                      246,711
                                     --------                     --------
Income (loss) from operations......   (10,264)                     (66,968)
Interest expense (income), net.....         3       1,280 (11)      (1,387)
Foreign currency transaction
  loss.............................        10                           10
                                     --------                     --------
                                      (10,277)                     (65,591)
Income tax benefit (provision).....       (75)      7,704 (13)          --
                                     --------                     --------
Net income (loss)(14)..............   (10,352)                     (65,591)
Dividends and accretion on
  mandatorily redeemable preferred
  stock............................      (795)        795 (16)
Preferred stock conversion(17).....        --                       (3,105)
                                     --------                     --------
Net income (loss) available to
  common
  stockholders.....................  $(11,147)                    $(68,696)
                                     ========                     ========
Net income (loss) available to
  common stockholders per share:
  Basic............................                               $  (2.39)
  Diluted..........................                               $  (2.39)
Weighted average common shares
  outstanding:
  Basic............................                                 28,791(18)
  Diluted..........................                                 28,791(18)

---------------
 (1) Represents the historical results of operations of Alltel for the period from January 1, 1997 through January 23, 1997.

 (2) Represents the historical results of operations of SDK from January 1, 1997 through June 26, 1997.

 (3) Represents the historical results of operations of Emtek from January 1, 1997 through December 31, 1997.

 (4) Represents the historical results of operations of TSI for the year ended September 30, 1997 and reflects the reclassification of certain costs and expenses, principally depreciation and amortization, to conform to the presentation of Eclipsys' historical consolidated statement of operations.

 (5) Represents the historical results of operations of HealthVISION for the year ended December 31, 1997 and reflects the reclassification of certain costs and expenses, principally depreciation and amortization, to conform to the presentation of Eclipsys' historical consolidated statement of operations.

 (6) Represents the elimination of certain intercompany transactions between TSI and HealthVISION.

 (7) Represents adjustments for amortization expense related to the Eclipsys Acquisitions and the Alltel Renegotiation as if they had occurred January 1, 1997 as follows (in thousands):

                                                 ALLTEL    SDK     EMTEK     TOTAL
                                                 ------   -----   -------   -------
MSA............................................  $  200   $  --   $    --   $   200
Amortization of capitalized software reflected
  in the historical accounts prior to the
  Eclipsys Acquisitions........................    (377)   (197)   (1,794)   (2,368)
  Acquired technology..........................   1,763     321       425     2,509
                                                 ------   -----   -------   -------
                                                 $1,586   $ 124   $(1,369)  $   341
                                                 ======   =====   =======   =======
Ongoing customer relationships.................  $  181   $  --   $    --   $   181
Goodwill.......................................      66     456        --       522
                                                 ------   -----   -------   -------
                                                 $  247   $ 456   $    --   $   703
                                                 ======   =====   =======   =======

      The Eclipsys Acquisitions were accounted for using the purchase method of accounting and accordingly the net assets acquired have been recorded at estimated fair value on the date of acquisition and the historical statement of operations data of Eclipsys reflect the results of operations from these businesses from the date acquired. In connection with the Eclipsys Acquisitions, Eclipsys acquired intangible assets as follows (in thousands):

                                             VALUE              FIRST YEAR AMORTIZATION
                                   -------------------------   -------------------------
                                   ALLTEL     SDK     EMTEK     ALLTEL     SDK    EMTEK
                                   -------   ------   ------   --------   -----   ------
Acquired technology..............  $42,312   $3,205   $2,125   $21,156    $641     $425
Management and service
  agreement......................    9,543       --       --     2,386      --       --
                                   -------   ------   ------   -------    ----     ----
                                   $51,855   $3,205   $2,125   $23,542    $641     $425
                                   =======   ======   ======   =======    ====     ====
Ongoing customer relationships...  $10,846   $   --   $   --   $ 2,169    $ --     $ --
Goodwill.........................    8,997    4,553       --       788     911       --
                                   -------   ------   ------   -------    ----     ----
                                   $19,843   $4,553   $   --   $ 2,957    $911     $ --
                                   =======   ======   ======   =======    ====     ====

      The acquired technology costs are being amortized annually over three to five years either on a straight line basis or, if greater, based on the ratio that current revenues bear to total anticipated revenues attributable to the applicable product. Ongoing customer relationships are being amortized over five years. Goodwill is being amortized over five to twelve years.

 (8) Represents an adjustment to record amortization of acquired technology recorded in connection with the HealthVISION Acquisition as if the transaction had closed on October 1, 1996. In connection with this transaction, TSI will record an acquired technology asset of $33.0 million. This asset will be amortized over its estimated useful life of three years.

 (9) In connection with the Alltel and SDK acquisitions, Eclipsys wrote-off in-process research and development of $92.2 million and $7.0 million, respectively, related to the appraised values of certain in-process research and development acquired in these acquisitions. In connection with TSI's acquisition of Vital Software, Inc., TSI wrote-off in-process research and development of $6.3 million related to the appraised value of certain in-process research and development acquired in this acquisition.

      Based on the preliminary results of an appraisal, TSI anticipates recording a $2.5 million write-off of in-process research and development in conjunction with the HealthVISION Acquisition. TSI will record this write-off in the period in which the transaction closes. The value of in-process research and development was determined by estimating the costs to develop the in-process projects into commercially viable products, estimating the resulting net cash flows from such projects, and discounting the net cash flows back to their present values. This evaluation considered the inherent difficulties and uncertainties of completing the development projects and the risks related to the viability of and potential changes in future target markets.

      The estimated costs to be incurred to complete the development of the in-process research and development into commercially viable products is $2.7 million.

 (10) Includes adjustments to net interest expense to give effect to the following (in thousands):

     Interest income foregone on $2.2 million cash paid for
      SDK Acquisition for the period from January 1, 1997
      through June 25, 1997.................................  $    94
     Additional interest expense on $20.6 million of
      borrowings under the Revolver to fund the MSA Buyout,
      SDK Partial Repayment and Simione Investment as if
      they had occurred on January 1, 1997..................    1,752
     Additional interest expense on the SDK Notes as if they
      had been issued on January 1, 1997....................      360
     Reduction of interest expense on $3.8 million of SDK
      Notes as if the SDK Partial Repayment had occurred as
      of January 1, 1997....................................     (360)
     Reduction of interest expense as a result of the
      elimination of the accretion of the discount recorded
      in connection with the MSA as if MSA Buyout had
      occurred as of January 1, 1997........................     (563)
     Reduction of interest expense from the cancellation of
      payables to AIS as if the Alltel Acquisition had
      occurred as of January 1, 1997 (interest calculated on
      average payables balance of $56.8 million at an annual
      interest rate of 8%)..................................     (379)
     Reduction of interest expense on the Term Loan as if
      the 1998 Preferred Stock Issuance had occurred as
      January 1, 1997.......................................     (850)
     Repayment of a portion of the pro forma balance of the
      Revolver as if it had occurred as of January 1,
      1997..................................................   (1,377)
     Repayment of the pro forma balance of the SDK Notes as
      if it had occurred as of January 1, 1997..............     (360)
                                                              -------
                                                              $(1,683)
                                                              =======

 (11) Represents an adjustment to reduce interest income of TSI as if the HealthVISION Acquisition had occurred on October 1, 1996.

 (12) Represents an adjustment to reduce the income tax benefit related to Alltel for the period from January 1, 1997 through January 23, 1997 as if the Alltel Acquisition had occurred on January 1, 1997.

 (13) Represents an adjustment to eliminate the income tax provision as if the HealthVISION Acquisition had occurred on October 1, 1996.

 (14) Eclipsys has not recorded any benefit for income taxes as management believes at December 31, 1997 it is more likely than not that Eclipsys net deferred tax assets will not be realized. Accordingly, Eclipsys has recorded a valuation allowance against its total net deferred tax assets.

 (15) Represents the reduction of $1.1 million in the dividends and accretion on Eclipsys Redeemable Preferred Stock held by AIS after giving effect to the AIS Settlement and the reduction of $4.7 million in the dividends and accretion on the Redeemable Preferred Stock with a face value of $34.5 million as if the proceeds of the Eclipsys IPO were utilized to redeem 34,500 shares of the Redeemable Preferred Stock on January 1, 1997.

 (16) Represents the reduction of $795,000 in the dividends and accretion on the redeemable preferred stock of HealthVISION as if the HealthVISION Acquisition had taken place on October 1, 1996.

 (17) Represents a charge related to the January 1997 conversion of Series A Convertible Preferred Stock to Series F Convertible Preferred Stock.

 (18) Gives effect to the conversion in the Merger of TSI common share equivalents into Eclipsys common share equivalents based on the 0.525 Exchange Ratio.

  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                               ECLIPSYS
                            -----------------------------------------------
                                                  ACQUISITION
                                                   AND OTHER      ECLIPSYS                  HEALTH-     PRO FORMA       PRO FORMA
                            ECLIPSYS   EMTEK(1)   ADJUSTMENTS     PRO FORMA   TSI(2)       VISION(3)   ADJUSTMENTS      COMBINED
                            --------   --------   -----------     ---------   -------      ---------   -----------      ---------
                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues:
    Systems and
      services............  $ 88,541   $   705                    $ 89,246    $33,946(4)    $ 9,416        (675)(5)     $131,933
    Hardware..............     9,202       275                       9,477         --            --                        9,477
                            --------   -------                    --------    -------       -------                     --------
        Total revenues....    97,743       980                      98,723     33,946         9,416                      141,410
                            --------   -------                    --------    -------       -------                     --------
Costs and expenses:
    Cost of systems
      and services
      revenues............    53,196       744          (77)(6)     53,863     10,316         3,645       8,243(7)        76,067
    Cost of hardware
      revenues............     7,825       245                       8,070         --            --                        8,070
    Marketing and sales...    13,945       580                      14,525      5,911         3,251                       23,687
    Research and
      development.........    19,267       738                      20,005      4,273         4,951        (227)(5)       29,002
    General and
      administrative......     4,580       276                       4,856      2,505         2,027                        9,388
    Depreciation and
      amortization........     7,937        87                       8,024      1,329           597                        9,950
    Write-off of MSA(8)...     7,193        --       (7,193)            --         --            --                           --
                            --------   -------                    --------    -------       -------                     --------
        Total costs and
          expenses........   113,943     2,670                     109,343     24,334        14,471                      156,164
                            --------   -------                    --------    -------       -------                     --------
Income (loss) from
  operations..............   (16,200)   (1,690)                    (10,620)     9,612        (5,055)                     (14,754)
Interest expense (income),
  net.....................       628        --         (379)(9)        249     (2,285)          176         953(10)         (907)
Foreign currency
  transaction loss........        --        --                          --         --            28                           28
                            --------   -------                    --------    -------       -------                     --------
                             (16,828)   (1,690)                    (10,869)    11,897        (5,259)                     (13,875)
Income tax benefit
  (provision).............        --        --                          --     (4,759)          (87)      4,846(11)           --
                            --------   -------                    --------    -------       -------                     --------
Net income (loss)(12).....   (16,828)   (1,690)                    (10,869)     7,138        (5,346)                     (13,875)
Dividends and accretion on
  mandatorily redeemable
  preferred stock.........   (10,928)       --       10,928(13)         --         --          (621)        621(14)           --
                            --------   -------                    --------    -------       -------                     --------
Net income (loss)
  available to
  common stockholders.....  $(27,756)  $(1,690)                   $(10,869)   $ 7,138       $(5,967)                    $(13,875)
                            ========   =======                    ========    =======       =======                     ========
Net income (loss)
  available to common
  stockholders per share:
    Basic.................  $  (3.41)                             $  (0.55)   $  0.39                                   $  (0.47)
    Diluted...............  $  (3.41)                             $  (0.55)   $  0.35                                   $  (0.47)
Weighted average common
  shares outstanding:
    Basic.................     8,133                                19,805     18,153                                     29,335(15)
    Diluted...............     8,133                                19,805     20,459                                     29,335(15)

---------------
 (1) Represents the historical results of operations of Emtek for the period from January 1, 1998 through January 30, 1998.

 (2) Represents the historical results of operations of TSI for the nine months ended June 30, 1998 and reflects the reclassification of certain costs and expenses, principally depreciation and amortization, to conform to the presentation of Eclipsys' historical consolidated statement of operations.

 (3) Represents the historical results of operations of HealthVISION for the nine months ended September 30, 1998.

 (4) AICPA Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," will be effective for TSI transactions beginning in the first quarter of TSI's 1999 fiscal year. TSI is analyzing the impact of SOP 97-2, which may cause a deferral of revenue. After the consummation of the Merger, SOP 97-2 will be applied to TSI transactions beginning on January 1, 1998 in order to conform to Eclipsys' date of adoption of SOP 97-2. No pro forma adjustment has been made to the pro forma combined statement of operations to reflect the impact of adoption of SOP 97-2. See Note 2 of Notes to Consolidated Financial Statements of TSI.

 (5) Represents the elimination of certain intercompany transactions between TSI and HealthVISION.

 (6) Represents adjustments for amortization expense related to the Emtek Acquisition as if it had occurred January 1, 1997 as follows (in thousands):

Amortization of capitalized software development costs
  reflected in the historical accounts prior to
  the Emtek Acquisition.....................................   $(145)
Acquired technology.........................................      68
                                                               -----
         Total..............................................   $ (77)
                                                               =====

 (7) Represents an adjustment to record amortization of acquired technology recorded in connection with the HealthVISION Acquisition as if the transaction had closed on October 1, 1997.

 (8) In connection with the MSA Buyout, Eclipsys recorded a charge of $7.2 million in 1998. See Note 13 of Notes to Eclipsys' Consolidated Financial Statements. Adjustments represent the elimination of this non-recurring charge.

 (9) Includes adjustments to net interest expense to give effect to the following (in thousands):

Additional interest expense on $18.6 million of borrowings
  under the Revolver to fund the MSA Buyout, SDK Partial
  Repayment and Simione Investment if they had occurred on
  January 1, 1997...........................................   $ 395
Reduction of interest expense on $3.8 million of SDK Notes
  as if the SDK Partial Repayment had occurred on January 1,
  1997......................................................     (90)
Reduction of interest expense as a result of the elimination of the accretion of the discount recorded in connection
  with the MSA as if the MSA Buyout had occurred as of
  January 1, 1997...........................................    (129)
Reduction of interest expense on the Term Loan as if the
  1998 Preferred Stock Issuance had occurred as of January
  1, 1997...................................................     (70)
Reduction of interest expense as a result of the repayment
  of the pro forma balance of the Revolver as if it had
  occurred as of January 1, 1997............................    (395)
Reduction of interest expense as a result of the repayment
  of the pro forma balance of the SDK Notes as if it had
  occurred on January 1, 1997...............................     (90)
                                                               -----
          Total.............................................   $(379)
                                                               =====

(10) Represents an adjustment to reduce interest income of TSI as if the HealthVISION Acquisition had occurred on October 1, 1997.

(11) Represents an adjustment to reduce the income tax provision as if the HealthVISION Acquisition had occurred on October 1, 1997.

(12) Eclipsys has not recorded any benefit for income taxes as management believes, based on evidence available at December 31, 1997 and September 30, 1998, it is more likely than not that Eclipsys' net deferred tax assets will not be realized. Accordingly, Eclipsys has recorded a valuation against its total net deferred tax asset.

(13) Represents the reduction of $ 181,000 in the dividends and accretion on Redeemable Preferred Stock held by AIS after giving effect to the AIS Settlement as if it had occurred on January 1, 1997 and the reduction of $10.8 million in the dividends and accretion on the Redeemable Preferred Stock with a face value of $34.5 million as if the proceeds of the Eclipsys IPO were utilized to redeem 34,500 shares of the Redeemable Preferred Stock on January 1, 1998.

(14) Represents the reduction of $621,000 in the dividends and accretion on the redeemable preferred stock of HealthVISION as if the HealthVISION Acquisition had taken place on October 1, 1997.

(15) Gives effect to the conversion in the Merger of TSI common share equivalents into Eclipsys common share equivalents based on the 0.525 Exchange Ratio.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                  ADJUSTMENTS FOR
                                       SEPTEMBER 30,   JUNE 30,         THE
                                           1998          1998       HEALTHVISION      ADJUSTMENTS         PRO FORMA
                                         ECLIPSYS        TSI       ACQUISITION(1)    FOR THE MERGER       COMBINED
                                       -------------   --------   ----------------   --------------       ---------
                                                                      (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents..........    $  12,309     $65,179        $(25,038)                           $  52,450
  Accounts receivable, net...........       40,443      19,662           3,696                               63,801
  Inventory..........................          539          --                                                  539
  Other current assets...............        9,757       1,179             802                               11,738
  Deferred income taxes..............                      853                                                  853
                                         ---------     -------                                            ---------
     Total current assets............       63,048      86,873                                              129,381
                                         ---------     -------                                            ---------
Property and equipment, net..........       10,530       1,638             770                               12,938
Capitalized software development
  costs, net.........................        4,277       1,410                                                5,687
Acquired technology, net.............       18,798       1,219          32,970                               52,987
Intangible assets, net...............       15,559         674            (400)                              15,833
Other assets.........................        9,479       6,000          (6,000)                               9,479
                                         ---------     -------                                            ---------
                                         $ 121,691     $97,814                                            $ 226,305
                                         =========     =======                                            =========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable...................    $      --     $ 1,334        $    401          $(1,735)(2)       $      --
  Accrued liabilities................           --       3,717             750           (4,467)(2)              --
  Income taxes payable...............           --       2,871                                                2,871
  Deferred revenue...................       39,211       7,676           6,660                               53,547
  Other current liabilities..........       32,411          --           1,442            6,202(2)           40,055
                                         ---------     -------                                            ---------
     Total current liabilities.......       71,622      15,598                                               96,473
                                         ---------     -------                                            ---------
Deferred revenue.....................        7,789          --                                                7,789
Other long-term liabilities..........        3,713          --                                                3,713
Deferred income taxes................           --         496                                                  496
                                         ---------     -------                                            ---------
     Total liabilities...............       83,124      16,094                                              108,471
                                         ---------     -------                                            ---------
Shareholders' equity:
  Common stock, voting...............          193         179                              (92)(3)             280
  Common stock, non-voting...........            9           4                               (4)(3)               9
  Non-voting common stock warrant....           --         395                                                  395
  Additional paid-in capital.........      189,341      47,778                               96(3)          237,215
  Unearned compensation..............         (196)         --                                                 (196)
  Retained earnings
     (accumulated deficit)...........     (150,841)     33,364          (2,453)                            (119,930)
  Accumulated other comprehensive
     income..........................           61          --                                                   61
                                         ---------     -------                                            ---------
     Total shareholders' equity......       38,567      81,720                                              117,834
                                         ---------     -------                                            ---------
     Total liabilities and
       shareholders' equity..........    $ 121,691     $97,814                                            $ 226,305
                                         =========     =======                                            =========

---------------

(1) Represents an entry to record the HealthVISION Acquisition as of June 30, 1998.

(2) Represents adjustments to reclassify accounts payable and accrued liabilities as other current liabilities in order to conform TSI's financial presentation to that of Eclipsys.

(3) Represents an adjustment to reflect the issuance of approximately 9.6 million shares in connection with the Merger.